NON-COMPETITION AGREEMENT

         This AGREEMENT made this 30th day of June, 2000,

                             BETWEEN

                         PRINT DATA CORP.
  the Corporation, having its principal offices at 43 Brunswick
  Avenue, Hopelawn, New Jersey, Hereinafter referred to as the
  "Company";
                               AND
                         WILLIAM DOEHLER

  residing at 21 Southside Ave, Atlantic Highlands, NJ, hereinafter referred to as "Doehler".

       WHEREAS, William Doehler proposes to terminate his employment with Print Data Corp. and the parties hereto wish to enter into a Non-Competition Agreement, it is therefore agreed as follows:

       1. Doehler agrees that for a period of ten (10) years from the date hereof, he shall not in any way contact, solicit, or sell to any of the existing clients of Print Data Corp. This Agreement shall mean that he may not, through himself, any corporation he may be affiliated with, any agent or in any other way deal with the customers of Print Data Corp.

       2. In consideration thereof, the Company hereby agrees to pay to Doehler, the sum of Four hundred and sixty thousand dollars ($460,000.00) payable by semi-annual payments of Twenty-three thousand dollars ($23,000.00), the first payment being due on December 31, 2000 and for nineteen (19) additional payments thereof, each six (6) month anniversary of said date, until the entire balance is due and paid, the last payment due on June 30, 2010.

                                     PRINT DATA CORP.

     /s/Joel Green                           /s/Jeffrey Green
  ---------------------------        -------------------------------
  As to


     /s/Joel Green                         /s/William Doehler
-----------------------------         -----------------------------
  As to William Doehler                       William Doehler

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